EXHIBIT 99.3

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

         The following unaudited pro forma condensed consolidated balance sheet as of June 29, 2003 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2002, the twelve months ended June 29, 2003 and the nine months ended June 29, 2003 are based on the consolidated financial statements of Rayovac and Remington after giving effect to the acquisition of VARTA and consummation of the transactions, including the acquisition of Remington, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial data. We have presented pro forma condensed consolidated statement of operations data for the twelve months ended June 29, 2003 because our management believes investors may find such data to be a useful measure of our recent operating performance.

     The unaudited pro forma condensed consolidated balance sheet as of June 29, 2003 has been derived from Rayovac's unaudited condensed consolidated balance sheet as of June 29, 2003 and Remington's unaudited consolidated balance sheet as of June 30, 2003, adjusted to give effect to the transactions as if they occurred on June 29, 2003. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2002, the twelve months ended June 29, 2003 and the nine months ended June 29, 2003 give effect to the transactions as if they occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2002 and the twelve months ended June 29, 2003 give effect to the acquisition of VARTA, which occurred on October 1, 2002, as if it occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statements of operations exclude non-recurring items directly attributable to the transactions.

     The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information. Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt and equity structure and to adjust amounts related to Remington's assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense and the income tax effect related to the pro forma adjustments.

     The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Remington that exist as of the date of the completion of the transactions. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial data. In addition, the impact of integration activities, the timing of the completion of the transactions and other changes in Remington's assets and liabilities prior to completion of the transactions could cause material differences in the information presented.

     The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and have been derived from, and should be read in conjunction with, the consolidated financial statements of Rayovac, Remington and combined financial statements for VARTA, including the notes thereto. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial data, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations.

         Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               As of June 29, 2003
                                  (in millions)

                                                                                                                      Pro Forma
                                                                                                    Pro Forma         Condensed
                                                                        Rayovac      Remington*    Adjustments       Consolidated
                                                                        -------      ----------    -----------       ------------
Assets
Current assets:
   Cash and cash equivalents....................................          $10.3           $24.7     $(5.5)(A)(ii)          $29.5
   Accounts receivable, net.....................................          189.7            41.2                --          230.9
   Inventories..................................................          155.9            52.2     (5.0)(A)(iii)          203.1
   Other current assets.........................................           55.9             6.0      14.4 (A)(iv)           76.3
Total current assets............................................          411.8           124.1               3.9          539.8
Property plant and equipment, net...............................          150.8            12.1       (5.0)(A)(v)          157.9
Intangible assets, net..........................................          360.2            51.9     235.8 (A)(vi)          647.9
Other assets....................................................           81.7            10.5     10.4 (A)(vii)          102.6
Total assets....................................................       $1,004.5          $198.6            $245.1       $1,448.2



Liabilities, members' deficit and stockholders' equity
Current liabilities:
   Current portion of long-term debt............................          $18.3            $0.2               $--          $18.5
   Accounts payable.............................................          109.7            19.4                --          129.1
   Accrued liabilities..........................................          110.0            23.9    17.6 (A)(viii)          151.5
   Total current liabilities....................................          238.0            43.5              17.6          299.1
Long term debt, net of current maturity.........................          474.6           180.2         193.9 (B)          848.7
Other non-current liabilities...................................          104.0             0.9        7.6 (A)(x)          112.5
   Total liabilities............................................          816.6           224.6             219.1        1,260.3
Total shareholders' equity and members' deficit.................          187.9          (26.0)      26.0 (A)(xi)          187.9
Total liabilities, shareholders' equity and members' deficit....       $1,004.5          $198.6            $245.1       $1,448.2





-----------
* The Remington balance sheet is as of June 30, 2003.

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A) The total estimated consideration as shown in the table below is allocated to the tangible and intangible assets and liabilities of Remington based on their estimated fair values as of the date of the completion of the Remington acquisition, with components of the transactions impacting certain balance sheet line items. The preliminary estimated purchase price and allocation thereof is as follows (in millions):



Total purchase price:
Cash purchase price paid....................................................................................      $165.0
Assumption of Remington Notes...............................................................................       180.0
Acquisition related costs, net of applied cash on hand......................................................        21.4

   Total purchase price paid, including acquisition related expenditures....................................      $366.4



Preliminary allocation of purchase price, reflecting the transactions: Estimated adjustments to reflect assets and liabilities at fair value(i):
   Cash and cash equivalents used in the transactions(ii)...................................................      $ (5.5)
   Inventory valuation(iii).................................................................................        (5.0)
   Other current assets consisting of net current deferred tax asset on purchase accounting items(iv).......        14.4
   Property, plant and equipment valuation(v)...............................................................        (5.0)
   Intangible assets including goodwill, tradename and amortizable intangibles(vi)..........................       235.8
   Other assets, including debt issuance costs and long-term deferred tax assets(vii).......................        10.4
   Accrued liabilities(viii)................................................................................       (17.6)
   Retirement of Remington Notes(ix)........................................................................       172.5
   Long-term deferred tax related to amortizable intangible asset(x)........................................        (7.6)
   Book value of acquired assets and liabilities, as of June 30, 2003(xi)...................................       (26.0)
                                                                                                                  $366.4


  -----------

         (i) A final determination of the fair values and useful lives of such assets, which cannot be made prior to the completion of the acquisition, may differ materially from the preliminary estimates made by management. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed financial data.

         (ii)     Cash on hand used to fund the transactions.

         (iii) Adjustment to the estimated purchase accounting valuation related to inventory.

         (iv) Tax benefits associated with the write-off of Remington unamortized debt issuance costs, which is expected to occur at the time of the transactions, and purchase accounting adjustments to current assets and current liabilities.

         (v) Adjustment to the estimated purchase accounting valuation related to property, plant and equipment.

         (vi) Estimated fair market value of the Remington tradename, other intangible assets and goodwill. Pursuant to the provision of FASB Statement No. 142, Goodwill and Other Intangible Assets, we believe the Remington tradename to have an indefinite useful life and, as such, will not be amortized. The tradename and goodwill will be tested annually for impairment. We preliminarily estimate that the remaining intangible assets will have a useful life of 10 years.

         (vii) Acquisition financing costs of $14.7 million and tax benefits of $3.3 million related to non-current assets and liabilities, less the write-off of Remington unamortized debt issuance costs of $7.6 million.

         (viii) Estimated purchase accounting accrued liabilities established, offset by a reduction of accrued interest on the Remington Notes.

         (ix) Net retirement of the Remington Notes of $180.0 million, offset by incremental borrowings required to pay accrued interest on the Remington Notes.

         (x) Long-term deferred tax liability related to an estimated $20.0 million amortizable intangible asset established.

         (xi)     Represents the acquired net assets of Remington.

(B) Net incremental borrowings to finance the transactions.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Nine Months Ended June 29, 2003
                                  (in millions)


                                                                                                                      Pro Forma
                                                                                                    Pro Forma         Condensed
                                                                      Rayovac     Remington*       Adjustments       Consolidated
                                                                      -------     ----------       -----------       ------------

Net sales........................................................        $670.2          $281.1               $--           $951.3
Cost of goods sold...............................................         395.6           156.8                --            552.4
Special charges..................................................          21.7              --                --             21.7
Gross profit.....................................................         252.9           124.3                --            377.2
Operating expenses:
   Operating expenses............................................         211.7            92.0            0.4(A)            304.1
   Special charges...............................................           9.9              --                --              9.9

                                                                          221.6            92.0               0.4            314.0
Income (loss) from operations....................................          31.3            32.3              (0.4)            63.2
Interest expense.................................................          28.1            17.4          6.0(B)(C)            51.5
Non-operating expense............................................           3.1              --                --              3.1
Other (income) expense, net......................................          (3.7)           (1.5)          (0.3)(C)            (5.5)
Income (loss) before income taxes................................           3.8            16.4              (6.1)            14.1
Income tax expense...............................................           1.2             1.8             2.1(D)             5.1
Net income.......................................................          $2.6           $14.6             $(8.2)            $9.0





-----------

* The Remington statement of operations is for the nine months ended June 30, 2003.

Notes begin on the third succeeding page.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended September 30, 2002
                                  (in millions)

                                                                                                                      Pro Forma
                                                                                                    Pro Forma         Condensed
                                                          Rayovac     Remington*      VARTA**      Adjustments       Consolidated
                                                          -------     ----------      -------      -----------       ------------
Net sales............................................        $572.7          $365.1      $370.5               $--          $1,308.3
Cost of goods sold...................................         334.1           210.0       227.8                --             771.9
Special charges......................................           1.2              --          --                --               1.2
Gross profit.........................................         237.4           155.1       142.7                --             535.2
Operating expenses:
   Operating expenses................................         174.4           114.9       116.3            0.5(A)             406.1
   Special charges...................................            --              --          --                --                --

                                                              174.4           114.9       116.3               0.5             406.1
Income (loss) from operations........................          63.0            40.2        26.4       (0.5)(B)(C)             129.1
Interest expense.....................................          16.0            24.2        24.7               8.1              73.0
Non-operating expense................................            --              --          --                --                --
Other (income) expense, net..........................           1.3            (1.0)        1.6          (0.2)(C)               1.7
Income (loss) before income taxes....................          45.7            17.0         0.1             (8.4)              54.4
Income tax expense...................................          16.5             0.2         2.8            3.1(D)              22.6

Net income (loss)....................................         $29.2           $16.8       $(2.7)          $(11.5)             $31.8




-----------

* The Remington statement of operations is for the year ended December 31, 2002.

** The VARTA results presented above represent the effect of the VARTA acquisition as if it had taken place on October 1, 2001. The principal pro forma adjustments reflect incremental interest expense of $22.4 million on indebtedness incurred to finance the acquisition of VARTA and income tax benefit of $9.0 million. Pro forma adjustments have been updated to reflect current knowledge of purchase price allocation.

Notes begin on the second succeeding page.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Twelve Months Ended June 29, 2003
                                  (in millions)

                                                                                                                      Pro Forma
                                                                                                    Pro Forma         Condensed
                                                          Rayovac     Remington*      VARTA**      Adjustments       Consolidated
                                                          -------     ----------      -------      -----------       ------------
Net sales............................................        $824.5          $360.3       $92.2               $--          $1,277.0
Cost of goods sold...................................         481.0           202.1        59.9                --             743.0
Special charges......................................          20.3              --          --                --              20.3
Gross profit.........................................         323.2           158.2        32.3                --             513.7
Operating expenses:
   Operating expenses................................         256.4           114.7        29.2            0.5(A)             400.8
   Special charges...................................           9.9              --          --                --               9.9

                                                              266.3           114.7        29.2               0.5             410.7
Income (loss) from operations........................          56.9            43.5         3.1             (0.5)             103.0
Interest expense.....................................          31.9            23.5         5.6         8.0(B)(C)              69.0
Non-operating expense................................           3.1              --          --                --               3.1
Other (income) expense, net..........................          (2.4)           (1.4)        0.6          (0.4)(C)              (3.6)
Income (loss) before income taxes....................          24.3            21.4        (3.1)            (8.1)              34.5
Income tax (benefit) expense.........................           8.6             1.2        (0.8)           3.8(D)              12.8

Net income (loss)....................................         $15.7           $20.2       $(2.3)          $(11.9)             $21.7





-----------

* The Remington statement of operations is for the twelve months ended June 30, 2003.

** The VARTA results presented above represent the incremental impact of the VARTA acquisition, including pro forma adjustments, for the three months ended September 30, 2002. Pro forma adjustments have been updated to reflect current knowledge of purchase price allocation.

Notes begin on the succeeding page.

  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(A) Represents adjustments for increased intangible asset amortization associated with acquired intangible assets deemed to have determinable useful lives. Assumes amortization on a straight-line basis over an estimated useful life of 10 years. Also includes the elimination of $1.5 million of annual management fees paid to Vestar Corporation by Remington for which Remington received no services.

(B) To reflect the increase in interest expense, including amortization of note and debt issuance costs totaling approximately $1.5 million annually. These costs are associated with the issuance of the notes and amendments required for existing credit facilities, both used to finance the purchase price of the acquisition and refinance the existing Remington debt. The interest rate on the notes is assumed to be 9%.

(C) Other (income) expense, net reflects a reclassification of Remington's interest income of $0.2 million, $0.3 million and $0.2 million for the fiscal year ended September 30, 2002, twelve months ended June 29, 2003, and the nine months ended June 29, 2003. Interest expense has been increased by the amounts indicated above, as Remington's statements of operations present interest expense as net of interest income.

(D) To reflect the (1) income tax effect of incremental interest expense, amortization of amortizable intangible assets and elimination of management fees and (2) effects of eliminating the Remington partnership tax structure, by adjusting the tax rate for Remington to 38%.